UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Dolan Company

(Exact name of registrant as specified in its charter)

Delaware	43-2004527
(State of incorporation or organization)	(I.R.S. Employer Identification No.

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.5% Series B Cumulative Preferred Stock	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-163861.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Securities to be Registered

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 8.5% Series B Cumulative Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of The Dolan Company, a Delaware corporation (the “Company”). The description of the Series B Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series B Preferred Stock” in the Company’s final prospectus supplement with respect to the Series B Preferred Stock (the “Prospectus Supplement”) to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-3, as amended (File No. 333-163861). The Prospectus Supplement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2013).

3.2	Certificate of Designations of 8.5% Series B Cumulative Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE DOLAN COMPANY

Date: January 25, 2013	By:	/s/ Vicki J. Duncomb
Vicki J. Duncomb
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.2	Certificate of Designations of 8.5% Series B Cumulative Preferred Stock.

4